UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 22, 2005

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 397-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Directors

     On July 22, 2005, the Board of Directors of Cincinnati Bell Inc. increased the size of the board from 10 members to 11 members and elected one new director. Alex Shumate was elected as a Class I director with a term expiring in April 2006. Mr. Shumate was appointed to the Governance and Nominating Committee of the Board of Directors.

     Mr. Shumate is the managing partner of the Columbus office of Squire, Sanders & Dempsey, L.L.P and has been with the firm since 1988. Prior to joining the law firm, Mr. Shumate was chief counsel and deputy chief of staff to the governor of the state of Ohio (1985-1988) and an assistant attorney general to the state of Ohio (1975-1983). Mr. Shumate is a director of Nationwide Financial Services, Inc. and the Wm. Wrigley Jr. Company. He is also the secretary of The Columbus Partnership, a trustee of the Wexner Center for the Arts and a director of the John Glenn Institute.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson

Christopher J. Wilson Vice President and General Counsel

Date: July 25, 2005